UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

Bath & Body Works, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8344	31-1029810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Limited Parkway, Columbus, OH	43230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 415-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BBWI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2022, Bath & Body Works, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Gina Boswell as the Chief Executive Officer of the Company effective as of December 1, 2022. The Company also announced that Ms. Boswell will be appointed as a member of the Board on December 1, 2022. Sarah E. Nash will cease serving as Interim Chief Executive Officer effective as of December 1, 2022 and as Executive Chair of the Board as of the end of the Company’s fiscal year on January 28, 2023, at which time she will transition to non-executive Chair of the Board. The press release announcing Ms. Boswell’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Ms. Boswell, age 59, served in three distinct roles of increasing responsibility at Unilever from 2011 to 2019. First as Executive Vice President, Personal Care North America, she led a multi-billion-dollar portfolio comprised of hair care, deodorant, skin cleansing and skin care where she had responsibility for over 20 personal care brands, including Dove, Axe, Vaseline, Tresemme, Suave and Degree. During that time, she successfully grew the haircare category to achieve U.S. market share leadership for the first time, and helped establish a true beauty and personal care culture. From there she was tapped to lead Unilever UK & Ireland, with full P&L responsibility across all personal care, home care and food/refreshment categories. Her most recent role was President, Customer Development for Unilever U.S.A., where she led multi-billion dollar revenue delivery across all channels, customers and categories for Unilever’s largest market. Ms. Boswell joined Unilever through the acquisition and successful integration of Alberto Culver Company, where she served as President of Global Brands and led all brand development activities, including global marketing, R&D, consumer insights and package design. Earlier in her career, Ms. Boswell held leadership and business development roles at Avon Products, Inc., Ford Motor Company and The Estee Lauder Companies.

Ms. Boswell has extensive public and private company board experience, and currently serves on the public company boards of ACCO Brands Corporation, Wolverine World Wide, Inc. and ManpowerGroup Inc. and has served as a board member of the Retail Industry Leaders Association (RILA). She has been recognized as a “Woman to Watch” by Advertising Age and “50 Most Influential People in Beauty” by Women’s Wear Daily. She is a summa cum laude graduate of Boston University and received her MBA from Yale University.

On November 1, 2022, the Company entered into an offer letter (the “Offer Letter”) with Ms. Boswell in connection with her employment as the Chief Executive Officer of the Company commencing December 1, 2022. Pursuant to the Offer Letter, while employed as Chief Executive Officer, Ms. Boswell will be eligible for the following compensation and benefits: (i) an annual base salary of $1,500,000, (ii) a target annual incentive opportunity under the Company’s incentive compensation plan equal to 190% of her annual base salary (with the 2022 award for the season in which the start date of December 1, 2022 occurs to be prorated based on her period of service with the Company), (iii) an annual equity incentive award opportunity with a grant date fair value of $7.5 million, (iv) a one-time award of restricted stock units with a grant date fair value of $4,000,000 (the “Sign-On RSUs”), vesting 30% on each of the first and second anniversaries of the grant date and 40% on the third anniversary of the grant date, based on her continued employment with the Company, (v) a one-time cash sign-on bonus in the amount of $1,500,000 (subject to repayment to the Company of the after-tax amount upon certain terminations of employment prior to December 1, 2023), (vi) relocation benefits in connection with her relocation to Columbus, Ohio (subject to repayment to the Company upon certain terminations of employment prior to December 1, 2024) and certain travel reimbursement benefits until her relocation, and (vii) participation in the Company’s health, welfare and retirement benefit programs as in effect from time to time. As a condition to her employment, Ms. Boswell will become a party to a Confidentiality, Non-Competition and Intellectual Property Agreement in the form attached to the Offer Letter, which restricts her from disclosing the Company’s confidential information and soliciting the Company’s employees and customers and competing with the Company while employed and during the twelve months thereafter. In addition, upon her start date of December 1, 2022, Ms. Boswell will also become a party to the Company’s standard indemnification agreement for executive officers and directors and an executive severance agreement, described below and attached as an exhibit to the Offer Letter (the “Severance Agreement”), which is substantially similar to the executive severance agreements entered into between the Company and its other executive officers.

Under the Severance Agreement, in the event of a termination of Ms. Boswell’s employment by the Company without “cause” or by her for “good reason”, in each case other than during the three-month period prior to, and the 24-month period following, a “change in control” of the Company, she will be entitled to receive (i) continued payment of annual base salary for two years following the termination date, (ii) an amount equal to two years of COBRA premiums, (iii) the incentive compensation award for the season in which the termination date occurs, prorated based on the number of days employed during such season and determined based on actual performance, (iv) the incentive compensation she would have received if she had remained employed by the Company for two years following the termination date, determined based on actual performance, (v) accelerated vesting of a pro rata portion of the unvested equity awards held by her that vest solely upon the time-based vesting conditions (including the Sign-On RSUs) and (vi) continued vesting of a pro rata portion of the unvested equity awards held by her that vest based on performance-based vesting conditions, which will remain subject to the existing performance metrics.

In the event such termination of employment occurs during the three-month period prior to, or during the 24-month period following, a “change in control” of the Company, then Ms. Boswell will be entitled to receive (a) the amounts described in clause (i) (with such amounts paid in a lump sum if the termination of employment occurs on or after a change in control) and clause (ii) above, (b) a payment equal to the sum of the incentive compensation payouts that she received for the four completed seasons prior to the termination date (with the payout for any partial seasonal performance period to be annualized and the target seasonal incentive opportunity to be included if she has not been employed long enough to be eligible for four seasonal incentive payouts), (c) her incentive compensation award for the season in which the termination date occurs, prorated based on the number of days employed during such season and determined by reference to the average of the incentive compensation payouts she received for the four completed seasons prior to the termination date (with the payout for any partial seasonal performance period to be annualized and the target seasonal incentive opportunity to be included in such average if she has not been employed long enough to be eligible for four seasonal incentive payouts) and (d) accelerated vesting of any outstanding unvested equity awards held by her (including the Sign-On RSUs), with performance goals deemed to be achieved at target levels if less than one-third of the applicable performance period has lapsed, otherwise performance goals will be deemed achieved at maximum levels.

The above payments and benefits are subject to Ms. Boswell’s execution and non-revocation of a release of claims.

The preceding description of the Offer Letter is only a summary and is qualified in its entirety by the terms of the Offer Letter, dated November 1, 2022, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending October 29, 2022 or the Company’s annual report on Form 10-K for the fiscal year ending January 28, 2023.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Bath & Body Works, Inc., dated November 2, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bath & Body Works, Inc.

By:	/s/ Michael C. Wu
Name:	Michael C. Wu
Title:	Chief Legal Officer & Corporate Secretary

Date: November 2, 2022